UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 17, 2009


                               LITHIUM CORPORATION
             (Exact name of registrant as specified in its charter)

          Nevada                       333-148266                98-0530295
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)

9121 Atlanta Ave. #314, Huntington Beach, CA                        92646
  (Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code (714) 475-3512

                                 Not applicable
         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective November 17, 2009, Mr. Mazen Hleiss resigned as a director of our company.

As a result of Mr. Hleiss' resignation, on November 17, 2009, we appointed Mr. Henry (Kip) Tonking as a new director of our company.

Mr. Tonking is a graduate of the Mackay School of Mines at the University of Nevada in Reno, Nevada, graduating with a B.Sc. in Geology in 1979. Currently based in Reno, Kip has provided exploration and management services to a number of major and junior mining firms throughout the western Unites States, with his principal focus being the State of Nevada. He has over 30 years of experience in minerals exploration and real estate development. Mr. Tonking is currently the owner and President of T & T Exploration, a mineral exploration consulting firm, Vice President of Golden Crescent Corporation, and Manager of All American Resources, all of which are Nevada based companies.

Our board of directors now consists of Tom Lewis, John Hiner and Henry (Kip) Tonking.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LITHIUM CORPORATION


/s/ Tom Lewis
-----------------------------
Tom Lewis
President and Director

Date: November 23, 2009

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